UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2003

SEABULK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28732	65-0966399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida (Address of principal executive offices)	33316 (Zip code)

Registrant’s telephone number, including area code (954) 523-2200

Item 5. Other Events and Regulation FD Disclosure

     At a regularly scheduled meeting of the Board of Directors of Seabulk International, Inc., held on Tuesday, February 25, 2003, Larry D. Francois was elected a corporate Senior Vice President of the Company. He is also President of Seabulk Offshore, Ltd. Mr. Francois, who most recently served as Area Manager of domestic offshore marine operations for Tidewater Inc., will have executive responsibility for the Company’s worldwide offshore operations, which currently number 131 vessels. He will report directly to Chairman, President and Chief Executive Officer, Gerhard E. Kurz. Seabulk Offshore is the largest subsidiary within the Seabulk organization, accounting for slightly more than half of the Company’s annual sales.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.

By: /s/ ALAN R. TWAITS

ALAN R. TWAITS Senior Vice President, General Counsel and Secretary

March 4, 2003